Exhibit 4.2

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment”) is dated as of October 25, 2017 and is entered into by and among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), the financial institutions party to the Loan Agreement (as hereinafter defined) as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, “Agent”), lead arranger and book manager for the Lenders. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

WITNESSETH

WHEREAS, Parent, Borrowers, Lenders and Agent have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of December 12, 2016 (as amended, amended and restated, modified, supplemented or renewed prior to the date hereof, the “Loan Agreement”);

WHEREAS, Parent, Borrowers, Lenders and Agent have agreed to amend the Loan Agreement subject to the terms and conditions stated herein; and

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lenders, Agent, Parent and Borrowers hereby agree as follows:

I.                   Amendment to the Loan Agreement.

A.                The following definitions are hereby added to Section 1.1 of the Loan Agreement in alphabetical order as follows:

First Amendment: means that certain Amendment No. 1 To Second Amended and Restated Loan And Security Agreement, dated as of October 25, 2017, among, Borrowers, Agent and Lenders.

First Amendment Effectiveness Date: October 25, 2017.

B.                 The definition of “Covenant Trigger Event” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

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Covenant Trigger Event: the occurrence of (a) the sum of (i) the amount under clause (b) of the Colonial Borrowing Base minus the principal balance of all Colonial Revolver Loans, and (ii) the amount of the ACM-TCM Borrowing Base minus the principal balance of all ACM-TCM Revolver Loans, is less than 20% of the sum of (y) the amount under clause (b) of the Colonial Borrowing Base, and (z) the amount of the ACM-TCM Borrowing Base or (b) the sum of the Colonial Availability and ACM-TCM Availability is less than 10% of the aggregate Revolver Commitments.

C.                 Subsection (ii)(a) of the definition of “Permitted Distributions” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a) (1) immediately before and after giving effect to such repurchase, the aggregate amount of such repurchases consummated after the First Amendment Effectiveness Date does not exceed the sum of (x) $50,000,000 (net of proceeds received from exercise of stock options), plus (y) for a period of 6 months after the First Amendment Effectiveness Date, the amount of such repurchases available to Borrowers under this subclause (1) immediately prior to giving effect to the First Amendment (net of proceeds received from exercise of stock options),

(2) the sum of: (w) the amount under clause (b) of the Colonial Borrowing Base minus the principal balance of all Colonial Revolver Loans, and (x) the amount of the ACM-TCM Borrowing Base minus the principal balance of all ACM-TCM Revolver Loans, immediately after giving effect to such repurchase is equal to or greater than 20% of the sum of (y) the amount under clause (b) of the Colonial Borrowing Base, and (z) the amount of the ACM-TCM Borrowing Base, immediately after giving effect to such repurchase, and

(3) no Default or Event of Default exists immediately before and after giving effect to any such repurchase, or

D.                The table set forth in the definition of “Applicable Margin” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Level	Leverage Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans
I	< 0.75:1.00	0%	2.25%
II	> 0.75:1.00 and < 1.50:1.00	0%	2.35%
III	> 1.50:1.00 and < 1.75:1.00	0.25%	2.75%
IV	> 1.75:1.00	0.50%	3.00%

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E.                 Subsection (c) of Section 2.1.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

(c) Concurrently with any reduction in or termination of the Colonial Revolver Commitments, for whatever reason (including an Event of Default), Colonial shall pay to Agent, for the Pro Rata benefit of Lenders and as liquidated damages for loss of bargain (and not as a penalty), an amount equal to 0.50% of the Colonial Revolver Commitments being reduced or terminated. No termination charge shall be payable if termination occurs on the Colonial Revolver Termination Date.

F.                  Subsection (b) of Section 2.2.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b) Concurrently with the termination of the ACM-TCM Revolver Commitments, for whatever reason (including an Event of Default), ACM and TCM shall pay to Agent, for the Pro Rata benefit of Lenders and as liquidated damages for loss of bargain (and not as a penalty), an amount equal to 0.50% of the ACM-TCM Revolver Commitments being terminated. No termination charge shall be payable if termination occurs on the ACM-TCM Revolver Termination Date.

II.                Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A.                Amendment. Fully executed copies of this Amendment signed by Parent, Borrowers and Lenders shall have been delivered to Agent.

B.                 Other Documents. Borrowers shall have executed and delivered to Agent such other documents and instruments as Agent may reasonably require.

III.             Miscellaneous.

A.                Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or the Lenders shall affect the representations and warranties or the right of Agent or the Lenders to rely thereon.

B.                 Reference to Loan Agreement. The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

C.                 Loan Agreement Remains in Effect. The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and Parent and each Borrower ratifies and confirms its agreements and covenants contained therein. Parent and each Borrower hereby confirms that to the best of its knowledge no Event of Default or Default exists.

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D.                Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.                 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

F.                  Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

G.                NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN LENDERS, AGENT AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AGENT, LENDERS AND BORROWERS.

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IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

BORROWERS:
COLONIAL AUTO FINANCE, INC., an Arkansas corporation
By:	/s/ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	Secretary

AMERICA’S CAR MART, INC., an Arkansas corporation
By:	/s/ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	Vice President & Secretary

TEXAS CAR-MART, INC., a Texas corporation
By:	/s/ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	Vice President & Secretary

Signature Page to Amendment No. 1 to Second Amended and Restated Loan and Security Agreement

PARENT:
AMERICA’S CAR-MART, INC., a Texas corporation
By:	/s/ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	President & Secretary

Signature Page to Amendment No. 1 to Second Amended and Restated Loan and Security Agreement

AGENT AND LENDERS:
BANK OF AMERICA, N.A. as Agent and Lender
By:	/s/ Carlos Gil
Name:	Carlos Gil
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Loan and Security Agreement

BOKF, NA D/B/A BANK OF ARKANSAS, as Lender
By:	/s/ Jacob Hudson
Name:	Jacob Hudson
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Loan and Security Agreement

FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Blake Chandler
Name:	Blake Chandler
Title:	Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Loan and Security Agreement

ARVEST BANK, as Lender
By:	/s/ Robert Bresnahan
Name:	Robert Bresnahan
Title:	Assistant Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Loan and Security Agreement

COMMERCE BANK, as Lender
By:	/s/ Adam Hensley
Name:	Adam Hensley
Title:	Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Loan and Security Agreement